FOR IMMEDIATE RELEASE	MEDIA INQUIRIES:
July 27, 2021	Richard Smith, Tri Counties Bancshares, 530-879-4299
Geraud Smith, Valley Republic Bancorp, 661-371-2000

TRICO BANCSHARES TO EXPAND IN THE SAN JOAQUIN VALLEY IN STRATEGIC MERGER WITH VALLEY REPUBLIC BANCORP

CHICO, CA and BAKERSFIELD, CA. TriCo Bancshares (NASDAQ: TCBK, “TriCo”), the parent company for Tri Counties Bank, and Valley Republic Bancorp (OTCQX: VLLX, “Valley”), the parent company for Valley Republic Bank, today announced they have entered into a definitive agreement under which Valley will merge with and into TriCo in a stock transaction valued at approximately $165.6 million, or $38.15 per share, based on TriCo’s stock price of $40.16 on July 26, 2021.

The strategic combination will bring together two service-focused community banks that share a deep commitment to the customers and communities they serve. When completed, the transaction will make Tri Counties Bank the largest community bank in Bakersfield and Kern County by deposits, and the combined company will have more than $9 billion in assets, $8 billion in deposits, and nearly $6 billion in loans, serving business and consumer customers with locations throughout California.

Rick Smith, TriCo’s Chairman, President and Chief Executive Officer commented, “We have great respect for the Valley franchise, its history of successful growth, and its long-term commitment to its customers and local community. Geraud and the Valley team have achieved unparalleled growth in the Bakersfield market, and we look forward to joining together to grow Tri Counties Bank into the leading community bank throughout the San Joaquin Valley. We have a proven track record of successful acquisitions, having most recently completed the integration of FNB Bancorp in 2018. We’re excited to welcome Valley employees and customers and we are prepared to work together for a smooth transition process.”

Geraud Smith, Valley’s President and Chief Executive Officer, added, “We are delighted to join a bank that shares our cultural values, commitment to its customers, and has a local community banking focus. Valley has built a leading franchise in its communities, and this partnership will provide our clients with the full breadth of Tri Counties Bank’s comprehensive set of products and services. I look forward to my continuing leadership role in the combined organization and this next chapter for Valley as part of the TriCo franchise.”

Key elements of the proposed combination include:
•By joining forces with Valley Republic Bank, Tri Counties Bank will become the premier community bank in Bakersfield and the San Joaquin Valley.
•Tri Counties Bank, through its unique brand of Service With Solutions®, will maintain and extend Valley Republic Bank’s legacy of outstanding service to its customers and community. Tri Counties Bank was recently named one of America’s Best-In-State Banks by Forbes Magazine.
•Both banks share a strong commitment to support the communities in which they operate.
•Tri Counties Bank’s larger size and product set will provide current Valley Republic Bank customers with a wider array of financial solutions.

Under the terms of the agreement, Valley shareholders will receive 0.95 of a share of TriCo’s common stock in exchange for each share of Valley’s common stock, subject to certain potential adjustments. The aggregate merger consideration of $165.6 million includes $164.7 million in TriCo stock to be issued to Valley shareholders and $0.9 million to be paid in cash to Valley option holders. The value of the merger consideration will fluctuate until closing based on the value of TriCo’s stock. The merger is expected to qualify as a tax-free reorganization.

The agreement was unanimously approved by the Board of Directors of each company and provides for one director of Valley to join TriCo’s Board of Directors. Upon the close of the transaction, Valley’s shareholders will own approximately 12% of the combined company. The transaction is expected to close in the fourth quarter of 2021, contingent upon approval from Valley’s shareholders, along with other customary regulatory approvals.

The transaction is expected to be 5.5% accretive to TriCo’s earnings per share in 2022, with 1.6% dilution to tangible book value per share, and a tangible book value earnback of 2.0 years. The earnings per share accretion estimates are based on anticipated cost savings of approximately 17% of Valley’s non-interest expense and does not include any benefits from potential revenue synergies which may result, although opportunities have been identified.

TriCo was advised in this transaction by Keefe, Bruyette & Woods, A Stifel Company as financial advisor and Sheppard, Mullin, Richter & Hampton LLP as legal counsel. Valley was advised by Stephens Inc. as financial advisor and Duane Morris LLP as legal counsel.

Investor Presentation
An investor presentation has also been created for this announcement and can be accessed at TriCo’s and Valley’s respective websites:
•TriCo: https://www.tcbk.com/investor-relations
•Valley: https://www.valleyrepublic.bank/investor-relations

About TriCo Bancshares

Established in 1975, Tri Counties Bank is a wholly-owned subsidiary of TriCo Bancshares (NASDAQ: TCBK) headquartered in Chico, California, with assets of over $8 billion and over forty five-years of financial success and stability. Tri Counties Bank provides a unique brand of Service With Solutions® for communities throughout California with a breadth of personal, small business and commercial banking services and easy access to it with all an extensive branch network, more than 32,000 surcharge-free ATMs nationwide, and advanced online and mobile banking.

About Valley Republic Bancorp

Valley Republic Bancorp is a bank holding company formed in 2016. Valley Republic Bank is a wholly-owned subsidiary of Valley Republic Bancorp, headquartered in Bakersfield, California. Valley Republic Bank is in its twelfth year of operation, having been established in 2009. Valley Republic Bank is a full-service, community bank with three full-service banking offices in Bakersfield, one full-service banking office in Delano, and a loan production office in Fresno. Valley Republic Bank emphasizes professional, high quality banking services provided to a wide range of businesses and professionals. Valley also provides a full complement of banking services that are available to individuals and non-profit organizations.

Forward-Looking Statements

Certain statements contained in this investor presentation may be considered forward-looking statements regarding TriCo Bancshares (“TCBK” or “TriCo”), including its wholly-owned subsidiary Tri Counties Bank, Valley Republic Bancorp (“VLLX” or “Valley”), including its wholly-owned subsidiary Valley Republic Bank, and TriCo’s proposed acquisition of Valley. These forward-looking statements may include: statements regarding the acquisition, the consideration payable in connection with the acquisition, and the ability of the parties to consummate the acquisition. Forward-looking statements are typically identified by words such as “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “pro forma” and other similar words and expressions. Forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the date they are made. Because forward-looking statements are subject to assumptions and uncertainties, actual results or future events could differ, possibly materially, from those that TriCo or Valley anticipated in its forward-looking statements and future results could differ materially from historical performance. Factors that could cause or contribute to such differences include, but are not limited to, the possibility: that expected benefits of the acquisition may not materialize in the timeframe expected or at all, or may be more costly to achieve; that the acquisition may not be timely completed, if at all; the occurrence of any event, change or other circumstances that could give rise to the right of one or both of the parties to terminate the definitive transaction agreement; the outcome of any legal proceedings that may be instituted against TriCo or Valley; that prior to the completion of the acquisition or thereafter, TriCo’s and Valley’s respective businesses may not perform as expected due to transaction-related uncertainty or other factors; that the parties are unable to successfully implement integration strategies; that required regulatory, Valley shareholder or other approvals are not obtained or other closing conditions are not satisfied in a timely manner or at all; adverse regulatory conditions may be imposed in connection with regulatory approvals of the acquisition; reputational risks and the reaction of the companies’ employees or customers to the transaction; diversion of management time on acquisition-related issues; that the COVID-19 pandemic, including uncertainty and volatility in financial, commodities and other markets, and disruptions to banking and other financial activity, could harm TriCo and Valley's business, financial position and results of operations, and could adversely affect the timing and anticipated benefits of the proposed acquisition; and those factors and risks referenced from time to time in TriCo’s filings with the Securities and Exchange Commission (the “SEC”), including in TriCo’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, its Quarterly Reports on Form 10-Q for the periods ended March 31, 2021, and its other filings with the SEC. For any forward-looking statements made in this communication or in any documents, TriCo and Valley claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

Annualized, pro forma, projected and estimated numbers in this document are used for illustrative purposes only, are not forecasts and may not reflect actual results. Except to the extent required by applicable law or regulation, each of TriCo and Valley disclaims any obligation to revise or publicly release any revision or update to any of the forward-looking statements included herein to reflect events or circumstances that occur after the date on which such statements were made.

Additional Information

In connection with the proposed transaction, TriCo will file with the SEC a registration statement on Form S-4 that will include a Proxy Statement of Valley and a Prospectus of TriCo, as well as other relevant documents concerning the proposed transaction. Shareholders of Valley are urged to read the registration statement and the Proxy Statement/Prospectus regarding the transaction when they become available and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information about the proposed acquisition.

A definitive Proxy Statement/Prospectus will be sent to the shareholders of Valley seeking any required shareholder approvals. Investors and security holders will be able to obtain the documents, and any other documents TriCo has filed with the SEC, free of charge at the SEC’s website, www.sec.gov. Investors will also be able to obtain these documents, free of charge, from Valley by accessing its website at www.valleyrepublic.bank under the tab “Investor Relations” or from TriCo at www.tcbk.com under the tab “About” and then under the heading “Investor Relations.” Copies can also be obtained, free of charge, by directing a written request to TriCo Bancshares, Attention: Corporate Secretary, 63 Constitution Drive, Chico, California 95973 or to Valley Republic Bancorp, Attention: Corporate Secretary, 5000 California Avenue, Suite 110, Bakersfield, CA 93309.

Participants in the Solicitation

TriCo and Valley and certain of their directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of Valley in connection with the proposed merger. Information about the directors and executive officers of TriCo is set forth in the proxy statement for TriCo’s 2021 annual meeting of shareholders, as filed with the SEC on a Schedule 14A on April 16, 2021 and as amended by supplements to the proxy statement filed with the SEC on April 16, 2021. Additional information regarding the interests of those participants and other persons who may be deemed participants in the transaction may be obtained by reading the Proxy Statement / Prospectus regarding the proposed acquisition when it becomes available. Free copies of this document may be obtained as described in the preceding paragraph.

Contact Information

TriCo Bancshares:
Rick Smith, President & Chief Executive Officer     (530) 879-4299
Peter Wiese, Executive Vice President & Chief Financial Officer     (530) 879-4299
John Fleshood, Executive Vice President & Chief Operating Officer     (530) 879-4299

Valley Republic Bancorp:
Gene Voiland, Chairman of the Board                        (661) 333-6418
Geraud Smith, President & Chief Executive Officer         (661) 371-2000